UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2007

Insite Vision Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

965 Atlantic Ave.
Alameda, California 94501
(Address of principal executive offices)

Registrant's telephone number, including area code: 510-865-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 2, 2007, InSite Vision Incorporated (the “Company”) issued a press release announcing the appointment of Louis Drapeau, age 63, as the Company's Vice President and Chief Financial Officer effective as of October 1, 2007.

In connection with the appointment, the Company entered into an offer letter with Mr. Drapeau (the “offer letter”). The offer letter provides that Mr. Drapeau’s position will be part time in nature at approximately thirty (30) hours per week and sets forth the terms of Mr. Drapeau's employment with the Company including his: (i) receiving an annual salary of $195,000; (ii) eligibility for additional compensation through the Company’s annual bonus incentive program; (iii) receiving an option to purchase 50,000 shares of the Company's common stock subject to a four-year vesting schedule and Mr. Drapeau’s execution of the Company’s standard stock option agreement; (iv) participating in the Company's health, insurance and employee benefit plans; and (v) eligibility to purchase shares of the Company’s common stock at a discount through the Employee Stock Purchase Plan following completion of six months of continuous service with the Company. The foregoing summary of the material terms of the offer letter is qualified in its entirety by reference to the full text of the offer letter, which will be filed as an exhibit to the Company's annual report on Form 10-K for Fiscal Year ending December 31, 2007.

Mr. Drapeau has also entered into the Company’s standard form of indemnification agreement for directors and officers.

In connection with Mr. Drapeau’s appointment, S. Kumar Chandrasekaran no longer serves as the Company’s Chief Financial Officer, but remains the Company’s Chairman of the Board, Chief Executive Officer and President.

Mr. Drapeau served as Senior Vice President, Finance and Chief Financial Officer of Nektar Therapeutics, a biopharmaceutical company, from January 2006 until August 2007. From August 2002 to August 2005, Mr. Drapeau was Senior Vice President and Chief Financial Officer of BioMarin Pharmaceutical, a fully integrated biopharmaceutical company. From August 2004 to May 2005, Mr. Drapeau also held the position of Acting Chief Executive Officer of BioMarin. Prior to that, Mr. Drapeau spent over 30 years with Arthur Andersen including 19 years as an Audit Partner in Arthur Andersen’s Northern California Audit and Business Consulting practice which also included 12 years as Managing Partner. He holds an undergraduate degree in mechanical engineering and masters in business administration from Stanford University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2007

INSITE VISION INCORPORATED (Registrant)

By:	/s/ S. Kumar Chandrasekaran, Ph.D.
Name:	S. Kumar Chandrasekaran, Ph.D.
Title:	Chairman of the Board, Chief Executive Officer and President